EXHIBIT 99.1

Sucampo Appoints John H. Johnson to Board of Directors

BETHESDA, Md., Dec. 15, 2014 (GLOBE NEWSWIRE) -- Sucampo Pharmaceuticals, Inc. (Sucampo) (Nasdaq:SCMP), a global biopharmaceutical company, today announced the appointment of John H. Johnson, founder, Plum Brook Advisors, to its board of directors (Board).

"We are pleased to welcome John to our Board during Sucampo's continued evolution," said Peter Greenleaf, chief executive officer of Sucampo. "As a recognized leader in the biopharmaceutical industry who has tremendous experience in building and growing science-focused companies, John will be instrumental as we continue to execute on our strategic objectives, accelerate the development of our pipeline, and diversify our science."

Mr. Johnson brings more than 30 years of leadership experience in the pharmaceutical and biotechnology industry to Sucampo. He has held executive management roles at leading global corporations, including Johnson & Johnson, Eli Lilly & Company, ImClone and Pfizer, Inc. He recently served as a member of the board of directors of Pharmaceutical Research and Manufacturers of America (PhRMA) and as a member of the Health Section Governing Board of Biotechnology Industry Organization (BIO). He also served as chairman, president and chief executive officer of Dendreon Corporation and as chief executive officer and Board member of Savient Pharmaceuticals, Inc. Prior to these roles, Mr. Johnson served as president of Eli Lilly & Company's Oncology Unit following its 2008 acquisition of Imclone Systems, Inc., where he served as chief executive officer and Board member. Before joining Imclone, he held various executive roles of increasing responsibility, including Company Group Chairman of Biopharmaceuticals at Johnson & Johnson, where he was responsible for the Johnson & Johnson Biotechnology, Immunology and Oncology commercial businesses. Earlier in his career, Mr. Johnson held multiple executive positions at Parkstone Medical Information Systems, Inc., Ortho-McNeil Pharmaceutical Corp. and Pfizer, Inc. Mr. Johnson served as the chairman of Tranzyme Pharma, Inc. and as a member of the board of BioNJ. Mr. Johnson currently serves as a member of the board of directors of Cempra Pharmaceuticals, Inc., Histogenics and Portola Pharmaceuticals.

"I am excited about the opportunity to join Sucampo's board of directors and leadership team," said John H. Johnson. "I look forward to contributing to Sucampo's future growth and success developing and diversifying its pipeline and its delivery to patients in need and healthcare providers around the world."

About Sucampo Pharmaceuticals, Inc.

Sucampo Pharmaceuticals, Inc. is focused on the development and commercialization of medicines that meet major unmet medical needs of patients worldwide. Sucampo has two marketed products – AMITIZA® and RESCULA® – and a pipeline of drug candidates in clinical development. A global company, Sucampo is headquartered in Bethesda, Maryland, and has operations in Japan, Switzerland and the United Kingdom. For more information, please visit www.sucampo.com.

The Sucampo logo is the registered trademark and the tagline, The Science of Innovation, is a pending trademark of Sucampo AG. AMITIZA is a registered trademark of Sucampo AG. RESCULA is a registered trademark of R-Tech Ueno, Ltd, and has been licensed to Sucampo AG.

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Sucampo Forward-Looking Statement

This press release contains "forward-looking statements" as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations and involve risks and uncertainties, which may cause results to differ materially from those set forth in the statements. The forward-looking statements may include statements regarding product development, product potential, future financial and operating results, and other statements that are not historical facts. The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: the impact of pharmaceutical industry regulation and health care legislation; Sucampo's ability to accurately predict future market conditions; dependence on the effectiveness of Sucampo's patents and other protections for innovative products; the risk of new and changing regulation and health policies in the U.S. and internationally and the exposure to litigation and/or regulatory actions. No forward-looking statement can be guaranteed and actual results may differ materially from those projected. Sucampo undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise. Forward-looking statements in this presentation should be evaluated together with the many uncertainties that affect Sucampo's business, particularly those mentioned in the risk factors and cautionary statements in Sucampo's most recent Forms 8-K and 10-K, which Sucampo incorporates by reference.

CONTACT: Sucampo Pharmaceuticals, Inc.
         Silvia Taylor
         Senior Vice President, Investor Relations
         and Corporate Communications
         1-240-223-3718
         staylor@sucampo.com